Execution Version

5.000% SENIOR NOTES DUE 2025

SEVENTH SUPPLEMENTAL INDENTURE

between

BORGWARNER INC.,

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

Dated as of October 5, 2020

-i-

EXHIBITS

Exhibit A	Form of Rule 144A Global Note
Exhibit B	Form of Regulation S Global Note
Exhibit C	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

ii

SEVENTH SUPPLEMENTAL INDENTURE, dated as of October 5, 2020 (the “Supplemental Indenture”), between BorgWarner Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, a national banking association, having its Corporate Trust Office at 60 Wall Street, Trust and Agency Services, 24th Floor, New York, New York 10005, as series trustee (the “Trustee”), supplemental to that certain Indenture, dated as of September 23, 1999 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. successor in interest to J.P. Morgan Trust Company, N.A. (successor in interest to The Chase Manhattan Trust Company, National Association), a national banking association, as trustee (the “Original Trustee”).

WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for, among other things, the issuance from time to time of the Company’s debt securities in one or more series as might be authorized under the Indenture;

WHEREAS, the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form and terms of any series of Securities as provided by Sections 201 and 301 of the Indenture;

WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to issue the Notes provided for in this Supplemental Indenture;

WHEREAS, the Company desires to enter into this Supplemental Indenture to provide for the establishment of a series of Securities to be known as the 5.000% Senior Notes due 2025 (the “Notes”), the form, substance, terms, provisions and conditions of which are set forth in the Indenture;

WHEREAS, the Company has duly appointed Deutsche Bank Trust Company Americas as Trustee with respect to the Notes pursuant to an Officers’ Certificate, dated October 5, 2020, as contemplated by Section 301 of the Indenture, with all of the rights, powers, trusts, duties and obligations of a “Trustee” under the Indenture with respect to the Notes (but only with respect to the Notes), and Deutsche Bank Trust Company Americas is willing to accept such appointment with respect to the Notes; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and has satisfied all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms and (ii) the series of Notes provided for hereby, when executed and delivered by the Company and authenticated by the Trustee, the valid obligations of the Company.

NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1

Definitions

Section 1.01. Definition of Terms.

Unless otherwise specified herein or the context otherwise requires:

a.

a term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to this Supplemental Indenture;

b.	the terms defined in this Article and in this Supplemental Indenture include the plural as well as the singular;

c.	a reference to a Section or Article is to a Section or Article of this Supplemental Indenture;

d.	Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof;

e.	the following terms have the meanings given to them in this Section 1.01(e):

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Attributable Indebtedness” means, with respect to any Sale/Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for Net Rental Payments during the remaining term of the lease (including any period for which such lease has been extended).

“Below Investment Grade Rating Event” means the Notes become rated below Investment Grade by any two of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of such Change of Control (which period shall be extended so long as any of such Rating Agencies has publicly announced that it is considering a possible ratings downgrade); provided, that, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect to a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company and the Trustee in writing at the Company’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, such Change of Control (whether or not such Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Trustee shall not be responsible for monitoring the rating status of the Notes, making any request upon any Rating Agency, or determining whether any Below Investment Grade Rating Event has occurred.

“Capital Lease Obligations” means any obligation of a Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction or series of related transactions will not be deemed to involve a “Change of Control” if (i) as a result of such transaction or series of related transactions the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company or a holding company becomes the successor to the Company as contemplated by the provisions under Article Eight of the Indenture and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction or series of related transactions are the same or substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or series of related transactions.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking S.A.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (ii) all goodwill, trade names, trademarks, patents and other like intangibles and (iii) appropriate adjustments on account of non-controlling interests of other Persons holding stock of the Company’s Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with GAAP.

“Consolidated Net Worth” means the amount of total equity shown in the Company’s most recent consolidated balance sheet.

“Current Assets” of any Person includes all assets of such Person that would in accordance with GAAP be classified as current assets.

“Current Liabilities” of any Person includes all liabilities of such Person that would in accordance with GAAP be classified as current liabilities.

“Depositary” means the clearing agency registered under the Exchange Act, that is designated to act as the depositary for the Global Notes representing the Notes. The Depository Trust Company (“DTC”) shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch, Inc. and its successors.

“GAAP” means, as to a particular Person, such accounting principles as, in the opinion of the independent public accountants regularly retained by such Person, conform at the time to accounting principles generally accepted in the United States; provided, however, that, solely for purposes of determining whether obligations constitute Capital Lease Obligations, “GAAP” means generally accepted accounting principles as used in the United States as of December 1, 2018 without giving effect to any subsequent change thereto or to the future phase-in of any change thereto contemplated by any amendment to generally accepted accounting principles that has been adopted as of December 1, 2018.

“Global Notes” shall have the meaning set forth in Section 2.05.“Initial Notes” means (i) all Notes issued on October 5, 2020 and (ii) any Notes issued in replacement for such Notes.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories), a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories) and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Company.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Net Rental Payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges.

“Notes” shall have the meaning set forth in the recitals above and shall include the Global Notes.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or one of its Subsidiaries which constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the Exchange Act, and is located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof (together with the land upon which it is erected and fixtures comprising a part thereof) (i) which is financed by industrial development bonds or (ii) which, in the opinion of the Company’s board of directors, is not of material importance to the Company’s and its Subsidiaries’ total business conducted, taken as a whole.

“QIB” means a qualified institutional buyer as specified in Rule 144A promulgated under the Securities Act.

“Rating Agency” means: (i) each of Moody’s, S&P and Fitch; and (ii) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” shall have the meaning set forth in Section 2.05.

“Resale Restriction Period” shall have the meaning set forth in Section 2.06. “Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Notes” shall have the meaning set forth in Section 2.05.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc. and its successors.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE 2

The Notes

Section 2.01. Designation.

The Company hereby establishes a series of Securities, one series designated the “5.000% Senior Notes due 2025” for issuance under the Indenture.

Section 2.02. Principal Amount; Series Treatment.

The Notes shall be initially limited to an aggregate principal amount of $800,000,000. However, the Company may, from time to time, without the consent of the Holders of the Outstanding Notes, issue additional Notes, so that such additional Securities and the Outstanding Notes shall be consolidated together and form a single series of Securities under the Indenture, as supplemented by this Supplemental Indenture.

Any additional Notes issued under this Section 2.02 shall have the same terms in all respects as the Notes, except that interest will accrue on the additional Notes from the most recent date to which interest has been paid on the Outstanding Notes (other than the additional Notes) or, if no interest has been paid on the Outstanding Notes from the first date that the Outstanding Notes were originally issued under the Indenture, as supplemented by this Supplemental Indenture.

For all purposes of the Indenture and this Supplemental Indenture, all Notes, whether Initial Notes or additional Notes issued under Section 2.02, shall constitute one series of Securities and shall vote together as one series of Securities.

Section 2.03. Maturity.

Unless previously redeemed or repurchased in full in accordance with Article 3 of this Supplemental Indenture, the Notes will become due and payable on October 1, 2025.

Section 2.04. Interest.

The Notes will bear interest at the rate of 5.000% per annum from, and including, October 1, 2020 until their maturity or earlier redemption or repurchase, such interest to be payable semi-annually in arrears on April 1 and October 1 of each year, to the Holders of record of the Notes as of the close of business on the March 15 and September 15, whether or not a Business Day, immediately preceding such interest payment dates, commencing, in the case of the Notes issued prior to such date, on April 1, 2021; provided, however, that if any of the Notes are held by a Depositary in book-entry form, the record date for such Notes will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid.

Section 2.05. Form of Notes.

The Notes shall contain the terms set forth in, and shall be substantially in the forms of, Exhibit A and Exhibit B hereto. The terms and provisions contained in the forms of Notes set forth in Exhibit A and Exhibit B shall constitute, and are hereby expressly made, a part of the Indenture, as supplemented by this Supplemental Indenture. The Notes have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction and may not be offered or sold except pursuant to an effective registration statement or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Any of the Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, as supplemented by this Supplemental Indenture, or as may be required by the Depositary or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Notwithstanding Section 303 of the Indenture, the Notes do not require a corporate seal to be reproduced thereon.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated herein, all of the Notes shall be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary.

The Notes shall be issued initially only (A) to persons reasonably believed to be QIBs in reliance on Rule 144A or (B) outside the United States, to persons other than “U.S. persons” as defined in Rule 902 under the Securities Act, in compliance with Regulation S. The Notes may thereafter be transferred to, among others, purchasers reasonably believed to be QIBs, and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially issued pursuant to Rule 144A shall be issued in the form of one or more permanent global securities in fully registered form (the “Rule 144A Global Notes”), substantially in the form set forth in Exhibit A, and Notes initially issued pursuant to Regulation S shall be issued in the form of one or more permanent global securities in fully registered form (the “Regulation S Global Notes”, and together with the Rule 144A Global Notes, the “Global Notes”) substantially in the form set forth in Exhibit B, in each case without interest coupons and with the applicable legends set forth in Section 2.07 hereof, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary and registered in the name of the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Supplemental Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes of the same series if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate (in the form of the Form of Exchange Certificate attached to Exhibit B hereto) to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Rule 144A Global Notes may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note only if the transferor first delivers to the Trustee a written certificate (in the form of Exhibit C hereto) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S (if applicable).

The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with the Indenture and the Applicable Procedures of the Depositary. Except as provided in the Indenture, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

Any Global Note shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture and this Supplemental Indenture. Payment of principal of and premium, if any, and interest on any Global Note shall be made to the Holder thereof.

The Company and the Trustee may treat the Depositary (or its nominee) as the sole and exclusive owner and Holder of the Notes registered in its name for the purposes of payment of the principal of and premium, if any, and interest on such Notes, giving any notice permitted or required to be given to Holders under the Indenture, registering the transfer of such Notes, obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Company nor the Trustee shall be affected by any notice to the contrary. Neither the Company nor the Trustee shall have any responsibility or obligation to any participant in the Depositary, any Person claiming a beneficial ownership interest in the Notes under or through the Depositary or any such participant, or any other Person which is not shown on the Security Register as being a Holder of Notes, the accuracy of any records maintained by the Depositary or any such participant, the payment by the Depositary or any such participant of any amount in respect of the principal of or premium, if any, or interest on the Notes, any notice which is permitted or required to be given to Holders under the Indenture, any consent given or other action taken by the Depositary as Holder, or any selection by the Depositary of any participant or other Person to receive payment of principal of or premium, if any, or interest on the Notes.

Section 2.06. Resale and Transfer Restrictions.

The resale restrictions below in this Section 2.06 will apply from the issuance date of the Global Notes until the end of the applicable “Resale Restriction Period,” which is the period ending on the date that is (1) in the case of Rule 144A Global Notes, one year after the later of the issuance date and the last date that the Company or any of its affiliates were the owner of the Rule 144A Global Notes or (2) in the case of Regulation S Global Notes, 40 days after the later of (A) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (B) the issuance date. The resale restrictions below in this Section 2.06 will not apply after the applicable Resale Restriction Period ends.

Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Resale Restriction Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Resale Restriction Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

Prior to the expiration of the Resale Restriction Period, interests in a Regulation S Global Note may only be held through Euroclear or Clearstream. During the Resale Restriction Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with their Applicable Procedures.

Transfer and Exchange of Global Notes.

i.	The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the Applicable Procedures. Beneficial ownership interests in Global Notes may only be sold, pledged or transferred through the Depositary in accordance with the Applicable Procedures and only (A) to the Company, (B) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States; (C) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (D) in an offshore transaction in accordance with Regulation S, (E) pursuant to Rule 144, or (F) pursuant to any other available exemption from registration under the Securities Act.

ii.	If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Depositary shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Depositary shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

iii.	Notwithstanding any other provisions of this Supplemental Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The Company and the Trustee reserve the right to require in connection with any offer, sale or other transfer of Global Notes pursuant to Regulation S or Rule 144A under the Securities Act, the delivery of an Opinion of Counsel, certifications and/or other information satisfactory to the Company and the Trustee.

Each Global Note authenticated under this Supplemental Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Trustee if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, and each such Global Note shall constitute a single Note for all purposes of the Indenture and this Supplemental Indenture.

At such time as all interests in a Global Note have been redeemed, repurchased, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Trustee. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Trustee, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee, at the direction of the Trustee, to reflect such reduction.

Section 2.07. Legends.

(a) Each Note sold pursuant to Rule 144A will contain a legend substantially to the following effect:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER,” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO PERSONS WHO ARE NOT U.S. PERSONS WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(b) Each Note sold pursuant to Regulation S will contain a legend substantially to the following effect:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE DATE THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND THE ORIGINAL ISSUE DATE HEREOF (SUCH PERIOD, THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD”), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO PERSONS WHO ARE NOT U.S. PERSONS WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S, (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED FOLLOWING THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.

(c) Each Note will contain a legend substantially to the following effect:

BY ITS ACQUISITION HEREOF, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS NOTE CONSTITUTES ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, OF ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) THE PURCHASE AND HOLDING OF THIS NOTE BY SUCH HOLDER WILL NOT CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(d) The Global Notes will contain a legend substantially to the following effect:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF AND IN THIS CERTIFICATE.

ARTICLE 3

Redemption and Repurchase Of The Notes

Section 3.01. Optional Redemption by Company.

The Notes may be redeemed at the option of the Company on the terms and conditions set forth in the forms of Notes set forth as Exhibit A and Exhibit B.

Section 3.02. Change of Control Repurchase Event.

If a Change of Control Repurchase Event occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described in Section 3.01, the Company will make an offer to each Holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased plus unpaid interest, if any, accrued thereon to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or transactions that constitute or may constitute a Change of Control, the Company will deliver or mail (or in the case of Global Notes, transmit in accordance with the procedures of the clearing agencies) a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is transmitted (or, in the case of a notice provided prior to the consummation of Change of Control, no later than 60 days from the date of the related Change of Control Repurchase Event), other than as may be required by law, pursuant to procedures required by such Notes and described in such notice. The notice shall, if transmitted prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of this Supplemental Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of this Supplemental Indenture by virtue of such conflict.

On the Change of Control Repurchase Event payment date for the Notes, the Company will, to the extent lawful:

●	accept for payment all Notes or portions of Notes properly tendered pursuant to the Company’s offer;

●	deposit with the Trustee an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered to the Company’s offer; and

●	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

The Trustee will promptly transmit to each Holder of Notes properly tendered the purchase price for such Notes, and the Trustee will promptly authenticate and deliver or mail (or cause to be transferred by book-entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of such Notes surrendered; provided that each new Note will be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer or (ii) notice of redemption of all outstanding Notes has been given pursuant to this Indenture unless and until there is a default in the payment of the applicable redemption price. In the event that such third party terminates or defaults on its offer or the Company rescinds its notice of redemption, the Company will be required to make a Change of Control offer treating the date of such termination or default as though it were the date of the Change of Control Repurchase Event. In addition, the Company will not purchase any Notes if there has occurred and is continuing on the Change of Control payment date an Event of Default under this Indenture, other than a default in the payment of the Change of Control payment.

In the event that Holders of not less than 90% of the principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control offer and the Company purchases, or any third party making a Change of Control offer as described above, all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, on not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control offer, to redeem all of the Notes that remain outstanding following such purchase at the purchase price specified in the Change of Control offer plus, to the extent not included in the purchase price specified in the Change of Control offer, accrued and unpaid interest thereon, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date falling on or prior to the redemption date).

ARTICLE 4

Execution Of The Notes

Section 4.01. Execution; Certificates.

The Notes and any Officers’ Certificate to be delivered under the Indenture in connection with the authentication and delivery of the Notes shall be executed and delivered as set forth in the Indenture.

ARTICLE 5

Events of Default

Section 5.01. Events of Default.

Each of the following shall be an “Event of Default” with respect to the Notes to the exclusion of the Events of Default enumerated in the Base Indenture:

(i) default in the payment of any interest on any Note when such interest becomes due and payable, and continuance of such default for a period of 30 days;

(ii) default in the payment of the principal of any Note at its Maturity;

(iii) default in the performance, or breach, of any covenant or agreement of the Company in the Indenture, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(iv) acceleration of, or any failure to pay at final maturity, any of the Company or its Subsidiaries’ Debt (other than the Notes or Non-Recourse Indebtedness) in an aggregate amount in excess of $150,000,000 if such acceleration is not rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after the Company receives written notice thereof;

(v) (A) there shall have occurred one or more defaults by the Company or any Subsidiary in the payment of the principal of Debt (other than the Notes or Non-Recourse Indebtedness) in an aggregate amount in excess of $150,000,000, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Debt (other than the Notes or Non-Recourse Indebtedness) of the Company or any Subsidiary aggregating in an aggregate amount in excess of $150,000,000 shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the stated maturity thereof and such acceleration shall not have been rescinded or annulled, or such indebtedness shall not have been discharged, within 15 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities; and

(vi) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the institution of bankruptcy or insolvency proceedings against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by the Company or any Significant Subsidiary to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their respective properties, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by any of them in writing of its respective inability to pay their debts generally as they become due.

ARTICLE 6

Particular Covenants

Except as expressly set forth below, the covenants set forth in this Article 6 shall replace in their entirety the covenants set forth in Sections 1009 and 1010 of the Base Indenture in respect of the Notes. The covenants set forth in Article Ten of the Base Indenture shall otherwise in all respects be applicable in respect of the Notes.

Section 6.01. Limitation on Liens.

The Company will not, and will not permit any Subsidiary of the Company to, issue, assume or guarantee any Debt if such Debt is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any of the Principal Property of the Company or any Subsidiary of the Company or upon any shares of stock or other equity interest or Debt of any Subsidiary of the Company (whether such property, shares of stock or other equity interest or Debt is now owned or hereafter acquired) which owns any Principal Property, without in any such case effectively providing that the Notes shall be secured equally and ratably with (or prior to) such Debt until such time as such Debt is no longer secured by such mortgages; provided, however, that the foregoing restrictions shall not apply to:

(a) Mortgages existing on the date the Notes are originally issued or mortgages provided for under the terms of agreements existing on such date;

(b) Mortgages on Current Assets securing Current Liabilities;

(c) Mortgages on any property acquired, constructed, altered or improved by the Company or any Subsidiary of the Company after the date of the Indenture that are created or assumed contemporaneously with or within one year after such acquisition (or in the case of property constructed, altered or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof, provided that in the case of any such construction, alteration or improvement the mortgages shall not apply to any property theretofore owned by the Company or any Subsidiary of the Company other than (i) the property so altered or improved and (ii) any theretofore unimproved real property on which the property so constructed or altered, or the improvement, is located;

(d) Existing mortgages on property the Company or any of its Subsidiaries acquire (including mortgages on any property acquired from a Person that is consolidated with or merged with or into the Company or a Subsidiary of the Company) or mortgages outstanding at the time any Person becomes a Subsidiary of the Company that are not incurred in connection with such entity becoming a Subsidiary of the Company;

(e) Mortgages in favor of the Company or any Subsidiary of the Company;

(f) Mortgages on any property (i) in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages including mortgages to secure Debt of the pollution control or industrial revenue bond type, or (iii) securing indebtedness issued or guaranteed by the United States, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

(g) Mortgages securing the Notes;

(h) Any interest of title of a lessor or secured by a lessor’s interest under any lease permitted under the Indenture;

(i) Mortgages on the identifiable proceeds of any property or asset subject to a mortgage otherwise permitted under the Indenture; and

(j) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, together with the reasonable costs related to such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the mortgage so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, the Company and any Subsidiary of the Company may, without securing the Notes, issue, assume or guarantee secured Debt (that would otherwise be subject to the foregoing restrictions) in an aggregate amount that, together with all other such secured Debt and the aggregate amount of Attributable Indebtedness of the Company and its Subsidiaries deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to Section 1010 of the Indenture and/or Section 6.02 hereof (excluding any such Sale/Leaseback Transactions the proceeds of which have been applied in accordance with clauses (2) or (3) of Section 1010 of the Indenture and/or clauses (b) or (c) of Section 6.02 hereof), does not exceed 10% of the Consolidated Net Worth, as shown on a consolidated balance sheet as of a date not more than 90 days prior to the proposed transaction prepared by the Company in accordance with GAAP.

Section 6.02. Limitation on Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale/Leaseback Transaction involving any Principal Property with any Person (other than the Company or a Subsidiary of the Company) unless:

(a) At the time of entering into such Sale/Leaseback Transaction, the Company or such Subsidiary would be entitled to incur Debt, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a mortgage on the Principal Property subject to such Sale/Leaseback Transaction, pursuant to Section 1009 of the Indenture and Section 6.01 hereof without equally and ratably securing the Notes pursuant to such provisions;

(b) After the date on which the Notes are first issued and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company or such Subsidiary (including amounts expended for additions, expansions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction, and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below); or

(c) During the 12-month period after the effective date of such Sale/Leaseback Transaction, the Company shall have applied to the voluntary defeasance or retirement of Securities or any pari passu indebtedness of the Company an amount equal to the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction, which amount shall not be less than the fair value of such property at the time of entering into such Sale/Leaseback Transaction (adjusted to reflect any amount expended by the Company as set forth in clause (b) above), less an amount equal to the principal amount of Notes and pari passu indebtedness voluntarily defeased or retired by the Company within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Subsidiary of the Company during such period.

ARTICLE 7

Trustee

Section 7.01. Acceptance.

Deutsche Bank Trust Company Americas hereby accepts its appointment as Trustee under the Indenture with respect to the Notes (but only with respect to the Notes) and accepts all of the rights, powers, trusts, duties and obligations of Trustee under the Indenture with respect to the Notes (but only with respect to the Notes), upon the terms and conditions set forth herein and therein, with like effect as if originally named as such in the Base Indenture. Pursuant to the Base Indenture, there shall continue to be vested in the Original Trustee all of its rights, powers, trusts, duties and obligations as trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as trustee, and the Original Trustee shall have no rights, powers, trusts, duties and obligations with respect to the Notes.

Section 7.02. Eligibility of Trustee.

The Trustee hereby represents that it is qualified and eligible under the provisions of the Trust Indenture Act and Section 607 of the Base Indenture to accept its appointment as Trustee with respect to the Notes.

Section 7.03. Concerning the Trustee.

Neither the Original Trustee nor the Trustee assumes any duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture and, in carrying out its respective responsibilities thereunder, each shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Indenture. The Original Trustee and the Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by the other trustee. The Original Trustee shall have no liability for any acts or omissions of the Trustee and the Trustee shall have no liability for any acts or omissions of the Original Trustee.

ARTICLE 8

Miscellaneous

Section 8.01. Ratification of Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 8.02. Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of the Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 8.03. Notices.

Any request, demand, authorization, direction, notice, consent, waiver of any Act of Holders or other documents provided or permitted by the Base Indenture to be made upon, given or furnished to, or filed with, the Trustee shall be sufficient for every purpose in connection with the Notes if made, given, furnished or filed in writing to or with the Trustee at the following address:

Deutsche Bank Trust Company Americas
60 Wall Street - 24th floor
MSNYC60-2405
New York, New York 10005
Attn: Trust and Agency Services
Client Services – BorgWarner Inc.
Fax: 732-578-4635

The Trustee by prior written notice to the Company may designate additional or different addresses for subsequent notices or communications.

Notices shall be mailed to the registered Holders of the Notes at their respective addresses in the Security Register, save as otherwise provided herein. Any such notice shall be deemed to have been given on the date of mailing.

Section 8.04. Trust Indenture Act Controls.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties will control.

Section 8.05. Governing Law; Jury Trial Waiver.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

EACH OF THE COMPANY, THE TRUSTEE AND EACH HOLDER, BY ITS ACCEPTANCE OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.06. Separability.

In case any provision contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 8.07. Counterparts; Electronic Signatures.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals and shall be deemed to be their original signatures for all purposes. The Notes may be signed in the name and on behalf of the Company by the manual or facsimile signature, or by way of a digital signature provided by DocuSign or Adobe Pro (or such other digital signature provider as specified in writing to the Trustee by an authorized representative of the Company), of an officer thereof.

Section 8.08. U.S.A. Patriot Act.

The Company acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

**********

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

BORGWARNER INC.

By:	/s/ Kevin A. Nowlan
	Name:	Kevin A. Nowlan
	Title:	Executive Vice President and Chief
Financial Officer

Attest:	/s/ Tonit M. Calaway
	Name:	Tonit M. Calaway
	Title:	Executive Vice President,
Chief Administrative Officer and Secretary

DEUTSCHE BANK TRUST COMPANY, AMERICAS, as Trustee

By:	/s/ Luke Russell
	Name:	Luke Russell
	Title:	Assistant Vice President

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Vice President

S-1	(Signature Page to Supplemental Indenture)

EXHIBIT A

RULE 144A GLOBAL NOTE

CUSIP NO.: 099724 AM8
ISIN NO.: US099724AM84

No. R-[●]

BORGWARNER INC.

$[●]

5.000% Senior Note due 2025

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF AND IN THIS CERTIFICATE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

Exhibit A-1

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER,” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO PERSONS WHO ARE NOT U.S. PERSONS WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION HEREOF, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS NOTE CONSTITUTES ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, OF ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) THE PURCHASE AND HOLDING OF THIS NOTE BY SUCH HOLDER WILL NOT CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

BORGWARNER INC., a Delaware corporation (herein referred to as the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[●] on October 1, 2025 (the “Maturity Date”), unless redeemed or repurchased prior to such date as permitted or required by this Note, and to pay interest on the outstanding principal amount of this Note semi-annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing April 1, 2021, at 5.000% per annum until the principal hereof is paid or duly provided for. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Exhibit A-2

Any payment of principal, premium, if any, or interest, required to be made on a day that is not a Business Day (as defined below) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including, October 1, 2020 or from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding the applicable Interest Payment Date.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the “Holder”) in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the March 15 and September 15 (whether or not a Business Day) immediately preceding such Interest Payment Date (a “Regular Record Date”); provided, however, that if any of the Notes are held by a Depositary in book-entry form, the Regular Record Date for such Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

For purposes of this Note, “Business Day” means any day that is not a Saturday or Sunday or legal holiday in New York, New York, and on which commercial banks are open for business in New York, New York.

Payment of the principal of and premium, if any, and interest, if any, on this Note on the Maturity Date or date of earlier redemption or repayment will be made against presentation of this Note at the Trustee’s corporate trust office located at 60 Wall Street, Trust and Agency Services, 24th Floor, New York, New York 10005, Attn: Trust and Agency Services, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and premium, if any, and interest will be made by the Company in immediately available funds.

General. This Note is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued in one or more series under an Indenture, dated as of September 23, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. successor in interest to J.P. Morgan Trust Company, N.A. (successor in interest to The Chase Manhattan Trust Company, National Association), a national banking association, as trustee (the “Original Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of October 5, 2020, (the “Seventh Supplemental Indenture”), and as it may be supplemented from time to time (herein called, collectively, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, a national banking association, as series trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to a series of which this Note is a part), to which indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as “5.000% Senior Notes due 2025” (collectively, the “Notes”).

Exhibit A-3

Optional Redemption. The Company may redeem this Note at its option, in whole or in part, at a redemption price equal to the sum of:

(i) 100% of the principal amount of this Note to be redeemed; and

(ii) the Applicable Premium (as defined below) as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the corresponding Interest Payment Date).

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months. Calculation of the redemption price will be made by the Company or on its behalf by such person as the Company shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Premium” means, with respect to this Note on any applicable redemption date, the greater of:

(a) 1% of the then-outstanding principal amount of this Note; and

(b) the excess, if any, of:

(1) the present value at such redemption date of all required principal and interest payments due on this Note through the Maturity Date of this Note (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2) the then-outstanding principal amount of this Note.

“Treasury Rate” means, as of the applicable redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date or, in the case of a satisfaction and discharge or defeasance, at least two Business Days prior to the date on which the Company deposits the amounts required under the Indenture) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published or no market data appears thereon, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2025; provided, however, that if the period from such redemption date to October 1, 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Exhibit A-4

The Company will mail notices of redemption by first-class mail to each Holder’s registered address, or delivered electronically if held by any Depositary in accordance with such Depositary’s customary procedures, not less than 15 nor more than 60 days prior to the redemption date. If the Company partially redeems the Notes, the Trustee, subject to the procedures of DTC, will select the Notes to be redeemed on a pro rata basis, by lot or by such other method in accordance with the procedures of DTC, although no Note less than $2,000 in original principal amount will be redeemed in part. If the Company redeems this Note in part only, the notice of redemption relating to this Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on this Note or portions thereof called for redemption so long as the Company has deposited with the Trustee funds sufficient to pay the principal of the Notes to be redeemed, plus accrued and unpaid interest thereon. Any notice of redemption may be conditioned on the satisfaction of one or more conditions precedent.

Change of Control Repurchase Event. This Note shall be repurchased by the Company upon the occurrence of a Change of Control Repurchase Event on the terms and conditions set forth in the Indenture.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities affected by certain provisions of the Indenture, on behalf of the Holders of all such Outstanding Securities, to waive compliance by the Company with such provisions. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of an individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver applicable to the Notes shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Exhibit A-5

Authorized Denominations. The Notes are issuable only in registered form without coupons in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

This Note is a Global Security. If the Depositary is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture applicable to the Notes has occurred and is continuing, the Company will issue Notes in certificated form in exchange for each Global Note. In addition, the Company may at any time determine not to have Notes represented by a Global Note and, in such event, will issue Notes in certificated form in exchange in whole for the Global Note representing such Note. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note (except as herein otherwise expressly provided or unless the context otherwise requires) which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-6

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and attested.

Dated: October 5, 2020

BORGWARNER INC.

By:
Name: Kevin A. Nowlan
Title: Executive Vice President and Chief
Financial Officer

Attest:
Name: Tonit M. Calaway
Title: Executive Vice President, Chief
Administrative Officer and Secretary

TRUSTEE CERTIFICATE
OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:
Authorized Signatory

Exhibit A-7

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.02 (Change of Control Repurchase Event) of the Seventh Supplemental Indenture, check the box below:

[   ] Section 3.02

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.02 of the Seventh Supplemental Indenture, state the amount you elect to have purchased:

$______________

Date: ______________	Your Signature: _________
(Sign exactly as your name appears on the Note)

Tax Identification Number: _______

Signature guarantee: ______________
(Signature must be guaranteed by a participant in a
recognized signature guarantee medallion program)

Exhibit A-8

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act (“Rule 144”) after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate (as such term is defined in Rule 144) of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Company; or
(2)	☐ pursuant to an effective registration statement under the Securities Act; or
(3)	☐ inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or
(4)	☐ in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or
(5)	☐ pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirement of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Signature

Dated:______________________	Notice: To be executed by an executive officer

Exhibit A-9

EXHIBIT B

REGULATION S GLOBAL NOTE

CUSIP NO.: U0560U AA0
ISIN NO.: USU0560UAA08

No. S-[●]

BORGWARNER INC.

$[●]

5.000% Senior Note due 2025

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF AND IN THIS CERTIFICATE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

Exhibit B-1

BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE DATE THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND THE ORIGINAL ISSUE DATE HEREOF (SUCH PERIOD, THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD”), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO PERSONS WHO ARE NOT U.S. PERSONS WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S, (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED FOLLOWING THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.

BY ITS ACQUISITION HEREOF, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS NOTE CONSTITUTES ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO TITLE I OF ERISA, OF ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (B) THE PURCHASE AND HOLDING OF THIS NOTE BY SUCH HOLDER WILL NOT CONSTITUTE A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

BORGWARNER INC., a Delaware corporation (herein referred to as the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[●] on October 1, 2025 (the “Maturity Date”), unless redeemed or repurchased prior to such date as permitted or required by this Note, and to pay interest on the outstanding principal amount of this Note semi-annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing April 1, 2021, at 5.000% per annum until the principal hereof is paid or duly provided for. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Exhibit B-2

Any payment of principal, premium, if any, or interest, required to be made on a day that is not a Business Day (as defined below) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including, October 1, 2020 or from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding the applicable Interest Payment Date.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the “Holder”) in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the March 15 and September 15 (whether or not a Business Day) immediately preceding such Interest Payment Date (a “Regular Record Date”); provided, however, that if any of the Notes are held by a Depositary in book-entry form, the Regular Record Date for such Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

For purposes of this Note, “Business Day” means any day that is not a Saturday or Sunday or legal holiday in New York, New York, and on which commercial banks are open for business in New York, New York.

Payment of the principal of and premium, if any, and interest, if any, on this Note on the Maturity Date or date of earlier redemption or repayment will be made against presentation of this Note at the Trustee’s corporate trust office located at 60 Wall Street, Trust and Agency Services, 24th Floor, New York, New York 10005, Attn: Trust and Agency Services, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. So long as this Note remains in book-entry form, all payments of principal and premium, if any, and interest will be made by the Company in immediately available funds.

General. This Note is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, issued and to be issued in one or more series under an Indenture, dated as of September 23, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. successor in interest to J.P. Morgan Trust Company, N.A. (successor in interest to The Chase Manhattan Trust Company, National Association), a national banking association, as trustee (the “Original Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of October 5, 2020, (the “Seventh Supplemental Indenture”), and as it may be supplemented from time to time (herein called, collectively, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, a national banking association, as series trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to a series of which this Note is a part), to which indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized series of Securities designated as “5.000% Senior Notes due 2025” (collectively, the “Notes”).

Exhibit B-3

Optional Redemption. The Company may redeem this Note at its option, in whole or in part, at a redemption price equal to the sum of:

(i) 100% of the principal amount of this Note to be redeemed; and

(ii) the Applicable Premium (as defined below) as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the corresponding Interest Payment Date).

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months. Calculation of the redemption price will be made by the Company or on its behalf by such person as the Company shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Applicable Premium” means, with respect to this Note on any applicable redemption date, the greater of:

(a) 1% of the then-outstanding principal amount of this Note; and

(b) the excess, if any, of:

(1) the present value at such redemption date of all required principal and interest payments due on this Note through the Maturity Date of this Note (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2) the then-outstanding principal amount of this Note.

“Treasury Rate” means, as of the applicable redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date or, in the case of a satisfaction and discharge or defeasance, at least two Business Days prior to the date on which the Company deposits the amounts required under the Indenture) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published or no market data appears thereon, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 1, 2025; provided, however, that if the period from such redemption date to October 1, 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Exhibit B-4

The Company will mail notices of redemption by first-class mail to each Holder’s registered address, or delivered electronically if held by any Depositary in accordance with such Depositary’s customary procedures, not less than 15 nor more than 60 days prior to the redemption date. If the Company partially redeems the Notes, the Trustee, subject to the procedures of DTC, will select the Notes to be redeemed on a pro rata basis, by lot or by such other method in accordance with the procedures of DTC, although no Note less than $2,000 in original principal amount will be redeemed in part. If the Company redeems this Note in part only, the notice of redemption relating to this Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on this Note or portions thereof called for redemption so long as the Company has deposited with the Trustee funds sufficient to pay the principal of the Notes to be redeemed, plus accrued and unpaid interest thereon. Any notice of redemption may be conditioned on the satisfaction of one or more conditions precedent.

Change of Control Repurchase Event. This Note shall be repurchased by the Company upon the occurrence of a Change of Control Repurchase Event on the terms and conditions set forth in the Indenture.

Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of all Outstanding Securities affected by certain provisions of the Indenture, on behalf of the Holders of all such Outstanding Securities, to waive compliance by the Company with such provisions. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of an individual series to waive on behalf of all of the Holders of Securities of such individual series certain past defaults under the Indenture and their consequences. Any such consent or waiver applicable to the Notes shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Exhibit B-5

Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Authorized Denominations. The Notes are issuable only in registered form without coupons in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

This Note is a Global Security. If the Depositary is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or an Event of Default under the Indenture applicable to the Notes has occurred and is continuing, the Company will issue Notes in certificated form in exchange for each Global Note. In addition, the Company may at any time determine not to have Notes represented by a Global Note and, in such event, will issue Notes in certificated form in exchange in whole for the Global Note representing such Note. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Defined Terms. All terms used in this Note (except as herein otherwise expressly provided or unless the context otherwise requires) which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Exhibit B-6

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit B-7

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and attested.

Dated: October 5, 2020

BORGWARNER INC.

By:
Name: Kevin A. Nowlan
Title: Executive Vice President and Chief
Financial Officer

Attest:
Name: Tonit M. Calaway
Title: Executive Vice President, Chief
Administrative Officer and Secretary

TRUSTEE CERTIFICATE
OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:
Authorized Signatory

Exhibit B-8

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.02 (Change of Control Repurchase Event) of the Seventh Supplemental Indenture, check the box below:

[   ] Section 3.02

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.02 of the Seventh Supplemental Indenture, state the amount you elect to have purchased:

$______________

Date: ______________	Your Signature: _________
(Sign exactly as your name appears on the Note)

Tax Identification Number: _______

Signature guarantee: ______________
(Signature must be guaranteed by a participant in a
recognized signature guarantee medallion program)

Exhibit B-9

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act (“Rule 144”) after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate (as such term is defined in Rule 144) of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW
(1)	☐ to the Company; or
(2)	☐ pursuant to an effective registration statement under the Securities Act; or
(3)	☐ inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or
(4)	☐ in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or
(5)	☐ pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirement of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Signature

Dated: ______________________	Notice: To be executed by an executive officer

Exhibit B-10

FORM OF EXCHANGE CERTIFICATE

BorgWarner Inc.
Deutsche Bank Trust Company Americas
60 Wall Street - 24th floor
MSNYC60-2405
New York, New York 10005
Attn: Trust and Agency Services
Client Services – BorgWarner Inc.

Re: 5.000% Senior Notes due 2025

Reference is hereby made to the Indenture, dated as of September 23, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. successor in interest to J.P. Morgan Trust Company, N.A. (successor in interest to The Chase Manhattan Trust Company, National Association), a national banking association, as trustee (the “Original Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of October 5, 2020, (the “Seventh Supplemental Indenture”), and as it may be supplemented from time to time (herein called, collectively, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, a national banking association, as series trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to a series of which this Note is a part), to which indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Note[s] or interest in such Note[s] specified herein [is][are] being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:	______________________

Exhibit B-11

EXHIBIT C

FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS PURSUANT TO REGULATION S

[Date]

Attention:
Re:

BorgWarner Inc. (the “Company”)
5.000% Notes due 2025 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $______________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)	the offer of the Notes was not made to a person in the United States;
(2)	either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;
(3)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;
(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(5)	we have advised the transferee of the transfer restrictions applicable to the Notes.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]
By:
Authorized Signatory

Exhibit C-1